                                                                    Exhibit 99.1

                             [TRANSPRO, INC. LOGO]
                         The Heat Transfer Professionals

                                                  FOR: TRANSPRO, INC.

                                                  Contact:
                                                  Richard A. Wisot
                                                  Chief Financial Officer
                                                  (203) 859-3552
FOR IMMEDIATE RELEASE
                                                  Financial Dynamics
                                                  Investors: Christine Mohrmann,
                                                  Eric Boyriven, Amanda Tappen
                                                  (212) 850-5600

      TRANSPRO, INC. ANNOUNCES APPOINTMENT OF BDO SEIDMAN, LLP AS AUDITORS

NEW HAVEN, CONNECTICUT, September 28, 2004 - Transpro, Inc. (AMEX: TPR) today announced that the Audit Committee of its Board of Directors has appointed the accounting firm BDO Seidman, LLP to serve as the Company's Independent
Registered Public Accounting Firm for the year ending December 31, 2004. BDO
Seidman, LLP, which replaces PricewaterhouseCoopers LLP, will begin its engagement with a review of the financial results for the three and nine month periods ending September 30, 2004. The Company had previously disclosed its decision to change auditors in a Form 8-K filed with the Securities and Exchange
Commission on August 26, 2004.

Charles E. Johnson, President and Chief Executive Officer of Transpro, Inc.
stated "The change in auditors from PricewaterhouseCoopers LLP to BDO Seidman,
LLP reflects the Company's desire to seek a firm that is more commensurate with our size, scope and needs in today's accounting environment. We believe that we have achieved these goals by retaining BDO Seidman, LLP."

The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the years ended December 31, 2002 and 2003 contained an unqualified opinion and there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure.

TRANSPRO, INC. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.

                                     -MORE-

TRANSPRO, INC. ANNOUNCES APPOINTMENT OF BDO SEIDMAN AS                    PAGE 2
AUDITORS

TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:

o Being An Exemplary Corporate Citizen
o Employing Exceptional People
o Dedication To World-Class Quality Standards
o Market Leadership Through Superior Customer Service
o Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual
Report on Form 10-K contains certain detailed factors that could cause the
Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.

                                       ###